UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2026

MapLight Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42914	83-2163243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Chesapeake Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: 617 984-6300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	MPLT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2026, MapLight Therapeutics, Inc. (the "Company") released the Presentation (as defined below), which includes the following selected preliminary financial information for the fiscal year ended December 31, 2025: As of December 31, 2025, the Company's cash and cash equivalents were approximately $450 million.

The cash and cash equivalents information above and in the Presentation is preliminary, has not been audited and is subject to change upon completion of the Company's financial closing procedures and the preparation of the Company's audited financial statements for the year ended December 31, 2025. Accordingly, the unaudited preliminary cash and cash equivalents balance set forth above reflects the Company's preliminary estimate with respect to such information, based on information currently available to management, and may vary from its actual financial position as of December 31, 2025. This preliminary estimate is not a comprehensive statement or estimate of the Company's financial results or financial condition as of December 31, 2025. Additional information and disclosures would be required for a more complete understanding of the Company's financial position and results of operations as of December 31, 2025. The Company's independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate. A copy of the Presentation is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On January 9, 2026, the Company issued a press release announcing an update to its timing expectations for the disclosure of topline results from its ongoing Phase 2 ZEPHYR and IRIS clinical trials, which are now expected in the third quarter of 2026. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On January 9, 2026, the Company updated its corporate presentation for use in meetings with investors, analysts and others (the "Presentation"). The Presentation is available on the Company's website and a copy is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company's filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Corporate Presentation, dated January 9, 2026
99.2	Press Release, dated January 9, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MapLight Therapeutics, Inc.

Date:	January 9, 2026	By:	/s/ Christopher Kroeger
Christopher A. Kroeger, M.D. Chief Executive Officer